UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 21, 2011

CHINA EDUCATION ALLIANCE, INC.
 (Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	001-34386 (Commission File Number)	56-2012361 (IRS Employer Identification No.)

58 Heng Shan Road, Kun Lun Shopping Mall Harbin, People’s Republic of China (Address of principal executive offices)	150090 (Zip Code)

Registrant’s telephone number, including area code: 86-451-8233-5794

Copies to:
Benjamin Tan, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 21, 2011, China Education Alliance, Inc. (the “Company”) received a letter from the NYSE Regulation, Inc. (“NYSE Regulation”) notifying the Company that the Company’s common stock is subject to delisting from the New York Stock Exchange (“NYSE”) and trading on the NYSE should be suspended prior to the market opening on December 29, 2011.

The decision to suspend the Company’s common stock was reached in view of the fact that the Company has fallen below the NYSE continued listing standard set forth in Section 802.01B of the NYSE Listed Company Manual, which requires the Company to maintain an average global market capitalization of not less than $15 million over a consecutive 30 trading-day period.

The Company has a right to a review of this determination by a Committee of the Board of Directors of NYSE Regulation.  Applications to the Securities and Exchange Commission to delist the securities are pending the completion of applicable procedures, including any appeal by the Company of the NYSE Regulation staff’s decision.

On December 21, 2011, NYSE issued a press release to announce its decision to suspend the common stock of the Company prior to the market opening on Thursday, December 29, 2011.

On December 23, 2011, the Company issued a press release announcing its receipt of the delisting notice from the NYSE Regulation. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release, dated December 23, 2011, issued by China Education Alliance, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EDUCATION ALLIANCE, INC.

Dated: December 23, 2011
	By:	/s/ Xiqun Yu
	Name:	Xiqun Yu
	Title:	Chief Executive Officer and President